UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2013

Synergy Pharmaceuticals Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35268	33-0505269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Lexington Avenue, Suite 1609 New York, NY	10170
(Address of principal executive offices)	(Zip code)

(212) 297-0020

(Registrant’s telephone number including area code)

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 3, 2013, Synergy Pharmaceuticals Inc. (the “Company”) commenced its Annual Meeting of Shareholders (the “Annual Meeting”) as previously scheduled and adjourned the meeting until Monday, January 14, 2013, at 10:00 a.m., Eastern Standard Time.  The Annual Meeting was adjourned to allow the Company’s stockholders a reasonable amount of time to consider the information about the Company’s results from its Phase IIb/III clinical study.

The reconvened Annual Meeting will be held at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, NY   10006.  Shareholders who have already voted do not need to recast their votes. Proxies previously submitted in respect of the meeting will be voted at the adjourned meeting unless properly revoked. Given the adjournment, proxies may now be received by our registrar and transfer agent, Philadelphia Stock Transfer Inc., no later than January 13, 2013 at 11:59 p.m. (Eastern Standard Time).

A copy of the press release announcing the adjournment of the Annual Meeting is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

(d)         Exhibits.

99.1                        Press Release, dated January 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNERGY PHARMACEUTICALS INC.

Date: January 3, 2013	By:	/s/ Gary S. Jacob
Name: Gary S. Jacob, PhD
Title: Chief Executive Officer